                                                                    Exhibit 11.1




                             NATIONAL REALTY, L.P.
                        COMPUTATION OF EARNINGS PER UNIT





                                                                                Years Ended December 31,
                                                                     --------------------------------------------------
                                                                         1993             1992                  1991
                                                                     ------------     ------------          ------------
                                                                           (dollars in thousands, except per unit)
             (Loss) before extraordinary gain.....                   $    (7,795)          $     (9,552)     $   (36,062)

             Less - General Partners' 1.99%
                interest...........................                         (155)                  (190)            (718)
                                                                     -----------           ------------      -----------
             (Loss) allocable to Limited Partners
                before extraordinary gain..........                  $    (7,640)          $     (9,362)     $   (35,344)
                                                                     ===========           ============      ===========

             Extraordinary gain...................                   $     9,046           $      6,385      $    17,867

             Less - General Partners' 1.99%
                interest...........................                          180                    127              356
                                                                     -----------           ------------      -----------
             Extraordinary gain allocable to
                Limited Partners...................                  $     8,866           $      6,258      $    17,511
                                                                     ===========           ============      ===========

             Net income (loss)....................                   $     1,251           $     (3,167)     $   (18,195)

             Less - General Partners' 1.99%
                interest...........................                           25                    (63)            (362)
                                                                     -----------           ------------      -----------

             Net income (loss) allocable to
                Limited Partners...................                  $     1,226           $     (3,104)     $   (17,833)
                                                                     ===========           ============      ===========

             Earnings per unit
             (Loss) before extraordinary gain.....                   $     (3.40)          $      (3.98)     $    (16.42)
             Extraordinary gain...................                          3.94                   2.66             8.14
                                                                     -----------           ------------      -----------
             Net income (loss)....................                   $       .54           $      (1.32)     $     (8.28)
                                                                     ===========           ============      ===========
             Weighted average units of limited
                partner interest used in computing
                earnings per unit..................                    2,249,330             2,348,478         2,152,605
                                                                     ===========           ============      ===========





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